EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No.2-84303), Form S-8 and S-3 (No.33-6054), Form S-8 and S-3 (No.33-26434), Form S-8 and S-3 (No.33-30277), Form S-8 (No.33-61682), Form
S-8 (No.33-61718), Form S-8 (No.333-51494) and Form S-4 (No.333-86018), of
Leucadia National Corporation of our report dated March 9, 2003 relating the financial statements and financial statement schedule, which appears in this Annual Report on Form 10-K.






/s/ PricewaterhouseCoopers LLP

New York, New York
March 10, 2004